SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12
--------------------------------------------------------------------------------
                            BSD MEDICAL CORPORATION
                            -----------------------
                 Name of Registrant as Specified in Its Charter

                            BSD MEDICAL CORPORATION
                            -----------------------
     Name of Person(s) Filing Proxy Statement if other than the Registrant


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rules  O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and )-11.

         1)  Title of each class of securities to which transaction applies:

             ---------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)______________________________________________________

         4)  Proposed maximum aggregate value of transaction:___________________
         5)  Total fee paid:____________________________________________________
[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
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previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:____________________________________________
         2)  Form Schedule or Registration Statement No.:_______________________
         3)  Filing Party:______________________________________________________
         4)  Date Filed:________________________________________________________

                             BSD MEDICAL CORPORATION
                        NOTICE OF MEETING OF STOCKHOLDERS
                                 AUGUST 21, 1998

To the Stockholders of BSD Medical Corporation:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of BSD Medical Corporation, a Delaware corporation (the "Company"), will be held on August 21, 1998, at 11:00 a.m., local time, at the offices of the Company located at 2188 West 2200 South, Salt Lake City, Utah, 84119 (the "Meeting") for the following purposes:

         1. To elect five directors to serve for one year terms, or until their respective successors shall be duly elected or appointed.

         2. To consider and approve Tanner + Co. as independent auditor for the Company for the fiscal year ending August 31, 1998.

         3. To consider,  approve and adopt the Company's  1998  Director  Stock
Plan;

         4. To consider, approve and adopt the Company's 1998 Stock Incentive Plan; and

         5. To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         The Board of Directors of the Company has set July 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the Meeting, or any adjournment or postponement thereof.

         Stockholders are cordially invited to attend the Meeting. Regardless of whether you expect to attend the Meeting in person, we urge you to read the attached Proxy Statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the Meeting. If you receive more than one proxy card because your shares are registered in different names or notices go to different addresses, each card should be completed and returned to assure that all of your shares are voted.

         A copy of the Company's 1997 Annual Report on Form 10-KSB and the Company's Quarterly Report for its third fiscal quarter on Form 10-QSB, each as filed with the Securities and Exchange Commission, are enclosed herewith. Please take time to read this report.

                                                           By Order of the Board

                                                         /s/Dixie Toolson Sells
                                                         ----------------------
Salt Lake City, Utah                                        Dixie Toolson Sells
July 13, 1998                                               Secretary

--------------------------------------------------------------------------------
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

     Please indicate your voting instructions on the enclosed proxy card, and then sign and return it in the envelope provided, which is addressed for your convenience. No postage is required if the envelope is mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY
             PROXIES MUST BE DELIVERED TO THE COMPANY NO LATER THAN
                   AUGUST 15, 1998, TO BE VOTED AT THE MEETING
-------------------------------------------------------------------------------

                             BSD MEDICAL CORPORATION

                              2188 West 2200 South
                           Salt Lake City, Utah 84119



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 21, 1998



                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of BSD Medical Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company (the "Meeting"). The Meeting will be held on August 21, 1998, at 11:00 a.m., Salt Lake City time, at the Company's offices located at 2188 West 2200 South, Salt Lake City, Utah. All holders of record of common stock, par value $.01 per share (the "Common Stock"), on July 1, 1998, the record date, will be entitled to vote at the Meeting. At the close of business on the record date, the Company had 16,176,980 shares of Common Stock outstanding and entitled to vote. A majority, 8,088,490, of these shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Each share of the Company's Common Stock is entitled to one vote upon each matter presented to stockholders at the Meeting. This Proxy Statement, the accompanying proxy, the Company's Annual Report on Form 10-KSB, and the Company's Quarterly Report for its third fiscal quarter on Form 10-QSB were first mailed to stockholders on or about July 30, 1998. The Company's Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB contain the information required by Rule 14a-3 of the Rules of the Securities and Exchange Commission (the "SEC"), including audited financial statements for the Company's fiscal year which ended August 31, 1997, and unaudited financial statements for the third fiscal quarter which ended on May 31, 1998. The Annual Report is not and should not be regarded as material for the solicitation of proxies or as a communication by means of which solicitation is made with respect to the Meeting. At the Meeting, the Company's stockholders will be asked to (i) elect five directors, (ii) approve independent public accountants to audit the Company's financial statements for the fiscal year ending August 31, 1998, (iii) approve the Company's 1998 Director Stock Plan and the issuance of shares of Common Stock to its non-employee directors, (iv) approve the Company's 1998 Stock Incentive Plan, and (v) vote on such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         Proxies in the enclosed form will be effective if they are properly executed, returned to the Company prior to the Meeting, and not revoked. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all shares of Common Stock represented by that proxy will be voted in favor of the election of the nominees for directors described in this Proxy Statement and, as to any other matters of business which properly come before the Meeting, will be voted by the named proxies as directed by the present Board.

         A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, however, constitute revocation of a proxy without further action by the stockholder. Any written notice revoking a proxy should be sent to the principal executive offices of the Company, addressed as follows: BSD Medical Corporation, 2188 West 2200 South, Salt Lake City, Utah, 84119,
Attention: Dixie Toolson Sells, Secretary.

         The five nominees for director receiving the highest number of affirmative votes will be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence of a quorum for the transaction of business, but will have no other effect. The approval of the Company's independent auditors, the 1998 Director Stock Plan, and the 1998 Stock Option Plan, each require the affirmative vote of the majority of the shares present at the meeting either in person or by proxy. If a stockholder abstains from voting certain shares, those shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not be considered as votes cast either for or against a particular matter. The Company intends to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered as votes cast either for or against a particular matter.

         The entire cost of soliciting proxies for use at the Meeting (estimated by the Company to be approximately $15,000) will be borne by the Company. Proxies will be solicited by use of the mails. Directors, officers and regular employees of the Company may solicit proxies by telephone, telecopier or personal contact. The Company will not pay any special compensation, to any person, in connection with the solicitation of proxies. The cost of the solicitation of proxies will include the cost of supplying necessary copies of the solicitation materials to the beneficial owners of those shares of Common Stock which are held of record by brokers, dealers, banks, voting trustees and their nominees, including, upon request, the reasonable expenses which are incurred by such record holders in mailing the solicitation materials to beneficial owners.

                            1. ELECTION OF DIRECTORS

Nominees and Information

         At the Meeting, five directors are to be elected to serve one year terms expiring at the Meeting of the Company's stockholders to be held in 1999. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         The persons  named as proxy  holders in the  enclosed  proxy cards (Mr.
Paul F. Turner and Ms. Dixie Toolson Sells) have advised the Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the five nominees named below. They have also advised the Company that in the event any of the five nominees are not available for election for any reason, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose. The Board has no reason to believe that any nominee will be unavailable to serve on the Board.

         The Company's nominees for the Board are as follows:
                                                                                                         Director
               Name                   Age                      Principal Occupation                        Since
               ----                   ---                      --------------------                        -----
Paul F. Turner                         51    Chairman  of the  Board  of  Directors  of  the  Company;     1994
                                             Acting President, and Senior Vice President of Research

Gerhard W. Sennewald,                  62    President and Chief Executive Officer of  Medizin-Technik     1994
Ph.D.                                        GmbH

S. Lewis Meyer, Ph.D.                  54    President and Chief Executive  Officer of Imatron,  Inc.;     1994
                                             Chief Executive Officer of Heartscan Imaging, Inc.

J. Gordon Short, M.D.                  66    President   and  Chief   Executive   Officer   of  Brevis     1994
                                             Corporation

Michael Nobel, Ph.D.                   58    Chief Executive Officer of the MRAB Group                     1998


PAUL F. TURNER has served as a director of the Company since 1994. Mr. Turner served as Staff and Senior Scientist to the Company from 1979 to 1986, and as Vice President of Research from September 1986 through January 1989. In January, 1989, Mr. Turner was promoted to Senior Vice President of Research, and served the Company in that position through October, 1993. Mr. Turner resigned as Vice President of Research in October, 1993, but remained the Company's Senior Scientist until December 1994, when Mr. Turner was re-appointed as Senior Vice President of Research and was elected to the Board. On October 3, 1995, the Board appointed Mr. Turner, Acting President.

GERHARD W. SENNEWALD, Ph.D. has served as a director of the Company since 1994. Dr. Sennewald has been the Company's key European representative and distributor for 13 years and has been instrumental in obtaining the majority of the Company's foreign sales. Dr. Sennewald is the President and Chief Executive Officer of Medizin-Technik GmbH of Munich, Germany, a firm which is engaged in the business of distributing hyperthermia equipment and diagnostic imaging equipment and services.

S. LEWIS MEYER, Ph.D. has served as a director of the Company since 1994. Dr. Meyer previously served as a Director of the Company in the 1980's. Dr. Meyer is President and Chief Executive Officer of Imatron, Inc., a publicly traded manufacturer of Ultrafast CT(TM) Scanner. Dr. Meyer is also Chief Executive Officer of Heartscan Imaging, Inc., a subsidiary of Imatron, Inc., which is engaged in the development of a nationwide network of coronary artery disease risk assessment centers. Dr. Meyer is a Director of Finet Holdings Corp., a publicly traded company that provides E-commerce services to the real estate industries. Dr. Meyer is also a member of the board of directors of the American Electronics Association.

J. GORDON SHORT, M.D. has served as a director of the Company since 1994. From 1978 until 1982, Dr. Short participated in the initial development and establishment of the Company's products as Medical Director for the Company. He also previously served on the Company's Medical Advisory Board. Dr. Short is President and Chief Executive Officer of Brevis Corporation, a medical products company which specializes in consumable specialty supplies.

MICHAEL NOBEL, Ph.D. was appointed to the Board of Directors on January 13, 1998. Dr. Nobel is Chairman of the board of the Nobel Family Society. He is Chairman of the American Non-Violence Project Inc. and has served as a consultant to Unesco in Paris and the United Nations Social Affairs Division in Geneva. Dr. Nobel participated in the introduction of magnetic resonance imaging as European Vice President for Fonar Corp. Dr. Nobel is the CEO of the MRAB Group which provides diagnostic imaging services.


Board of Director Meetings

         In 1997, there were four meetings of the Board. Each director attended at least 75% of all of the meetings. The Board, as a whole, acts as the audit committee, nominating committee, compensation committee and executive committee. The Board does not have any current plans to establish separate committees for any of those functions.

Compensation of Directors

         Mr. Turner is the sole member of the Board who is employed by the Company. Mr. Turner does not receive any separate compensation for services performed as a director, except as described below. In 1995, the Company gave each director 2,000 shares of Common Stock and options to purchase an additional 35,000 share under the "BSD Corporation 1987 Stock Option Plan." The exercise price for those options is $.10 per share. The options vest over a 5-year period and expire in 2005. In addition, Drs. Sennewald, Meyer and Short shall receive 50,000 shares of Common Stock, and Dr. Nobel shall receive 20,000 shares of Common Stock, each as part of his respective compensation for services rendered to the Company from the date such respective director was elected to the Board through August 31, 1998. As of July 1, 1998, the award made to each of Drs. Sennewald, Meyer and Short were valued at $14,695, and the award made to Dr. Nobel was valued at $5,878.

Certain Relationships

         The  following  information   summarizes  certain  transactions  either
engaged in or proposed to be engaged in by the Company involving its directors:

         During the fiscal years ended August 31, 1997 and 1996, the Company made sales of $692,542 and $277,509 to Medizin-Technik GmbH, a distribution company controlled by Dr. Sennewald. Further, as of August 31, 1997, $35,702 of the Company's inventory was on consignment to Medizin-Technik GmbH.

         The Company had a non-interest bearing, unsecured note for $150,000 payable to Dr. Sennewald. The Company paid the note in full in the first quarter of fiscal year ending August 31, 1998.

         Dr. Sennewald serves as a distributor of the Company products. In connection therewith, Dr. Sennewald has executed a copy of the Company's Distributor Agreement, which terms, provisions, and costs are substantially equivalent to those contained in the Distributorship Agreements the Company has executed with others. In addition, the Company issued to Dr. Sennewald a fully-paid and exclusive license to utilize certain of the Company's patented technology within Europe in exchange for $15,000 and the payment of all European maintenance fees, translation and filings fees, and defense costs incurred in connection with the underlying patents. The license is effective for such period as Dr. Sennewald remains actively involved with the distributor of the Company's products in Europe, and the distributor is actively marketing the Company's products in Europe.

         During fiscal year 1998, the Board of the Company approved the payment of $20,000 to S. Lewis Meyer, and the board of directors of TherMatrx, Inc., a Delaware corporation which is beneficially owned equally by each of the Company and Oracle Partners Limited, approved the payment of $25,000 to Dr. Meyer, each for special and significant consulting services Dr. Meyer provided to the Company and TherMatrx. Such services included the negotiation of the partnership arrangement with Oracle Partners Limited and the settlement between the Company and Urologix, Inc.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE FIVE NOMINEES SET FORTH ABOVE UNDER THE HEADING "NOMINEES AND INFORMATION."

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

         At the meeting, stockholders will be asked to ratify the Company's appointment of Tanner + Co. ("Tanner") as its independent public accountants for the fiscal year ending August 31, 1998. Tanner currently acts as the Company's independent auditors, and has acted in that capacity since August 14, 1997, when it was engaged to replace KPMG Peat Marwick, L.L.P. ("KPMG"), as the Company's independent certified public accountants for the year ending August 31, 1997. KPMG's engagement was terminated on August 14, 1997. KPMG's report on the Company's 1996 financial statements was modified to include an uncertainty as to the Company's ability to continue as a going concern. Except for that modification, KPMG's report on the Company's financial statements for each of the two most recent years did not contain an adverse opinion or disclaimer of opinion, nor was its report modified as to uncertainty, audit scope, or accounting principles. KPMG's termination did not occur because of resolved or unresolved disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures. The decision to change the Company's accountants from KPMG to Tanner was recommended by the Company's officers and approved by the Board.

         A representative of Tanner will be present at the Meeting, will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF TANNER + CO. TO SERVE AS AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1998.


           3. APPROVAL OF 1998 DIRECTOR STOCK PLAN AND STOCK ISSUANCE

         The Board has adopted the 1998 Director Stock Plan (the "Director Stock Plan"), subject to approval by the Company's stockholders at the Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required to approve the Director Stock Plan. If the Director Plan is not so approved, it will not become effective.

         The purpose of the Director Stock Plan is to provide for a method of compensation for the members of the Board who are not employees of the Company (the "Non-Employee Directors") that will strengthen the alignment of their financial interests with those of the Company's stockholders. The following is a summary of the principal provisions of the Director Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit A. This summary is qualified in its entirety by express reference to the complete text of the Director Stock Plan.

         The Director Stock Plan would provide each Non-Employee Director with an annual compensation retainer of $12,000 (the "Annual Retainer"), and an option to acquire 25,000 shares of the Company's Common Stock at an exercise price equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the date of the grant (the "Option"). Of the Annual Retainer, a cash payment of $4,000 will be made in arrears to each Non-Employee Director, payable in equal installments of $2,000 each on March 1 and September 1 of each year in which each Non-Employee Director continues to serve as a member of the Board. The balance of the Annual Retainer will be paid in the form of Common Stock (the "Common Stock Payments"). The total number of shares of Common Stock included in each Common Stock Payment will be determined by dividing the amount of the Annual Retainer that is to be paid in Common Stock by the fair market value of a share of Common Stock (with any resulting fractional shares to be paid in cash). The fair market value of the Common Stock will be determined by reference to the twenty (20) day average closing prices for the Common Stock prior to the payment dates, as reported by the NASDAQ or the market makers in the Company's Common Stock, or by the Board. The Common Stock Payments will be made on March 1 and September 1 of each year.

         The Director Stock Plan would also provide each Non-Employee Director with an annual Option to acquire shares of Common Stock, effective September 1, 1998, and for each fiscal year thereafter. The total number of shares of Common Stock included in the annual Option granted to each Non-Employee Director will be 25,000. Each Option will vest in five equal and annual installments, and will expire ten years from the date of grant. Portions of the Option which have vested in the Non-Employee Director may be exercised at eighty-five percent (85%) of the fair market value of the common stock at the date the Option is granted, as calculated with respect to the Annual Retainer. The exercise price may be paid in cash, or by exchange of the vested and exercised portion of the Option for the number of shares of Common Stock equal in value to the difference in the fair market value of one share of Common Stock as of the date the Option is exercised and the fair market value of one share of Common Stock on the date the Option is granted, multiplied by the number of shares of Common Stock for which the Option is being exercised.

         If approved by the Company's stockholders, the first Annual Retainer payments and the Option will be made for the period which commenced on September 1, 1998. Each Non-Employee Director will continue to receive such annual grants and payments as long as the director has the status of Non-Employee Director. If a Non-Employee Director no longer serves as a director of the Company for any reason, that director will be entitled to all unpaid portions of his or her Annual Retainer which will have accrued on a daily basis through the date of such termination.

         Annual grants under the Director Stock Plan may be made out of the authorized but unissued shares of Common Stock or by transfer of shares of Common Stock previously reacquired by the Company. There will be no vesting or similar conditions applicable to shares following the applicable Common Stock Payment. The aggregate number of shares of Common Stock which may be granted during the term of the Director Stock Plan is 1,000,000. The number of shares issuable in connection with any annual grant and the aggregate number of shares remaining available for issuance under the Director Stock Plan will be proportionately adjusted to reflect any subdivision or combination of outstanding shares of Common Stock.

         The Director Stock Plan will continue until August 31, 2003, unless and until it is terminated prior to that time by action of the Board. The Board may from time to time amend, modify, or suspend the Director Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required by applicable legal requirements and (ii) the Director Stock Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Securities Exchange Act of 1934, as then in effect.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ADOPTION OF THE COMPANY'S 1998 DIRECTOR STOCK PLAN.

                  4. APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

General

         In December, 1997, the Board adopted, subject to approval by the Company's stockholders, the 1998 Stock Incentive Plan (the "Incentive Plan") and reserved 2,000,000 shares of Common Stock for issuance under the Incentive Plan. The Board believes that the availability of stock options and other incentives will be an important factor in the Company's ability to attract and retain qualified employees and to provide incentives for them to exert their best efforts on behalf of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the Incentive Plan. If the Incentive Plan is not so approved it will not be effective.

         Certain provisions of the Incentive Plan are summarized below. The complete text of the Incentive Plan is attached to this Proxy Statement as Exhibit B and the following summary is qualified in its entirety by express reference to the complete text of the Incentive Plan.

         All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Incentive Plan. Also eligible are non-employee agents, consultants, advisors and independent contractors of the Company or any subsidiary. The Company has approximately 20 employees, officers and directors eligible to participate in the Incentive Plan.

         The Incentive Plan shall be administered by the Board, which shall designate from time to time the individuals to whom awards are made under the Incentive Plan, the amount of any such award and the price and other terms and conditions of any such award. The Board may delegate any or all authority for administration of the Incentive Plan to a committee of the Board. Subject to the provisions of the Incentive Plan, the Board, or a committee, if any, may adopt and amend rules and regulations relating to the administration of the Incentive Plan. Only the Board may amend, modify or terminate the Incentive Plan.

Types of Awards

         The Incentive Plan permits the grants of incentive stock options, nonstatutory stock options, stock awards, stock appreciation rights, cash bonus rights, dividend equivalent rights, performance-based awards and foreign qualified grants. The total number of shares of Common Stock reserved for issuance under the Incentive Plan is 2,000,000. Shares awarded under the Incentive Plan may be authorized and unissued shares or shares acquired in the market. If any award granted under the Incentive Plan expires, terminates or is cancelled, or if shares sold or awarded under the Incentive Plan are forfeited to the Company or repurchased by the Company, the shares again become available for issuance under the Incentive Plan.

         The Incentive Plan shall continue in effect for ten years from the date it was adopted by the Board, subject to earlier termination by the Board. The Board may suspend or terminate the Incentive Plan at any time.

         The Board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-statutory stock option ("NSO"). No employee may be granted options or stock appreciation rights under the Incentive Plan for more than an aggregate of 400,000 shares in any consecutive three-year period. No monetary consideration is paid to the Company upon the granting of options.

         Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. If the option is an ISO, all terms must be consistent with the requirements of the Code and applicable regulations, including that the option price cannot be less than the fair market value of the shares of Common Stock on the date of the grant. If the option is an NSO, the option price may be any price determined by the Board, which may be less than the fair market value of the shares of Common Stock on the date of grant. On July 1, 1998 the market value of the shares of Common Stock was approximately $.29 per share. Upon the exercise of an option, the number of shares subject to the option is reduced by the number of shares with respect to which the option is exercised, and the number of shares available under the Incentive Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less the number of shares surrendered or withheld in connection with the exercise of the option and the number of shares surrendered or withheld to satisfy withholding obligations. No options have been granted under the Incentive Plan.

         The Board may award shares of Common Stock under the Incentive Plan as stock bonuses, restricted stock awards or otherwise. The Board determines the persons to receive awards, the number of shares to be awarded and the time of the award. Shares received as a stock bonus are subject to the terms, conditions and restrictions determined by the Board at the time the bonus is awarded. The aggregate number of shares that may be awarded to any one person pursuant to stock awards under the Incentive Plan may not exceed 100,000 shares. No stock awards have been granted under the Incentive Plan.

         The Incentive Plan provides that the Company may issue shares under the Incentive Plan subject to a purchase agreement between the Company and the prospective recipient in such amounts, for such consideration, subject to such restrictions and on such terms as the Board may determine.

         Stock appreciation rights ("SARs") may be granted under the Incentive Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Incentive Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Common Stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

         A SAR is exercisable only at the time or times established by the Board. If an SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in shares of Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board. The Board may withdraw any SAR granted under the Incentive Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Incentive Plan.

         The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the shares of Common Stock over the exercise price of shares subject to exercisable SARs or bonus rights.

         The Board may grant cash bonus rights under the Incentive Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock awarded or previously awarded and (iv) shares sold or previously sold under the Incentive Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Incentive Plan. No cash bonus rights have been granted under the Incentive Plan.

         The Board may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards may be denominated either in shares of Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Board for the period covered by the awards are met and the employee satisfies any other restrictions established by the Board. The performance goals will be expressed as one or more targeted levels of performance with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total stockholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, cash flows or any of the foregoing. No participant may receive Performance-based Awards denominated in Common Stock in any fiscal year with respect to which the maximum number of shares issuable under the award, when aggregated with the shares issuable under any awards made in the preceding two fiscal years, exceeds 150,000 shares of Common Stock or Performance-based Awards denominated in dollars under which the maximum amount of cash payable under awards made in the immediately preceding two fiscal years, exceeds an aggregate of $300,000. No Performance-based Awards have been granted under the Incentive Plan.

         Awards under the Incentive Plan may be granted to eligible persons residing in foreign jurisdictions. The Board may adopt supplements to the Incentive Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Incentive Plan. No foreign qualified grants have been awarded under the Incentive Plan.

Changes in Capital Structure

         The Incentive Plan provides that if the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or similar transaction, appropriate adjustment will be made by the Board in the number and kind of shares available for awards under the Incentive Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Incentive Plan: (i) outstanding options will remain in effect in accordance with their terms, (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction, or (iii) the Board will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

Tax Consequences

         Certain options authorized to be granted under the Incentive Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. The amount by which the fair market value of the stock at the time of exercise exceeds the exercise price, however, is includible in the optionee's alternative minimum taxable income and may, under certain conditions, result in alternative minimum tax liability. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

         Certain options authorized to be granted under the Incentive Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the difference between the amount realized from the sale as compared with the market value of the shares on the date of exercise will generally be treated by the optionee as income or loss from the sale of a capital asset.

         Under federal income tax law currently in effect, no income is realized by the grantee of a SAR until the SAR is exercised. At the time the SAR is exercised, the grantee will realize ordinary compensation income, and the Company generally will be entitled to a deduction, in an amount equal to the fair market value of the shares or cash received. The Company is required to withhold on the income amount.

         An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code and no
Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects to accelerate the recognition of income under Section 83(b) within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includible as income by the employee at the same time or times as the employee recognizes income equal to the amount of the cash bonus paid at the time of receipt.

         Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any single year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Incentive Plan meet certain requirements of the exception for performance-based compensation. One requirement is that stockholders approve per-employee limits on the number of shares as to which options and SARs may be granted. For other performance-based awards, stockholders must approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the Incentive Plan regarding performance-based awards. Other requirements of the exception for performance-based compensation are that the option or stock appreciation right be granted by a committee composed solely of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Company believes that if Proposal 4 is approved by stockholders, and if the options or rights are granted by a committee composed solely of at least two outside directors, then compensation paid or deemed paid in connection with options, SARs and other performance-based awards granted or made under the Incentive Plan in compliance with the above requirements will not be subject to the $1,000,000 deduction limit.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ADOPTION OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following  table lists the names,  ages and  positions  held by all directors and executive officers of the Company as of the date hereof. Directors serve until the next Meeting of  stockholders  and until their  successors  have been duly elected or appointed.  Executive  officers  serve at the discretion of the Board.
                                                                                                       Year First
                                                                                                       Elected or
             Name and Address                  Age                      Position                       Appointed
             ----------------                  ---                      --------                       ---------
Paul F. Turner                                 51     Chairman  of  the  Board;  Acting  President;       1994
2188 West 2200 South                                  Senior Vice President of Research
Salt Lake City, Utah  84119

Dixie Toolson Sells                            48     Vice   President   of   Regulatory   Affairs;       1994
2188 West 2200 South                                  Corporate Secretary
Salt Lake City, Utah  84119

Ray Lauritzen                                  48     Vice President of Field Services                    1988
2188 West 2200 South
Salt Lake City, Utah  84119

Gerhard W. Sennewald, Ph.D.                    62     Director                                            1994
2188 West 2200 South
Salt Lake City, Utah  84119

S. Lewis Meyer, Ph.D.                          54     Director                                            1994
2188 West 2200 South
Salt Lake City, Utah  84119

J. Gordon Short, M.D.                          66     Director                                            1994
2188 West 2200 South
Salt Lake City, Utah  84119                    58     Director                                            1998

Michael Nobel, Ph.D.
2188 West 2200 South
Salt Lake City, Utah  84119


Business Biographies

         For a description of the business biographies of the Company's directors, see the section of this Proxy Statement entitled "Election of Directors."

DIXIE TOOLSON SELLS has been with the Company for 20 years. She served as Administrative Director from 1978 to 1984, and Director of Regulatory Affairs from 1984 to September 1987. In September, 1987, Ms. Sells was appointed to serve as Vice President of Regulatory Affairs, and served in that position until October, 1993. In October, 1993, Ms. Sells resigned as Vice President of Regulatory Affairs, and she served as Director of Regulatory Affairs from October 1993 to December 1994. In December, 1994, Ms. Sells was re-appointed as Vice President of Regulatory Affairs and was appointed as Corporate Secretary by the Board. Ms. Sells also serves on the board of directors of the Utah Intermountain Biomedical Association.

RAY LAURITZEN has been with the Company for 15 years. He served as Field Service Manager from 1982 to January 1988 and as Vice President of Field Service Operations since January 1988.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of July 1, 1998, (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each director and director nominee, (iii) by each of the Company's named executive officers, (iv) by all directors, director nominees and executive officers, as a group, as reported by each such person. Unless otherwise indicated, each stockholder's address is c/o the Company, 2188 West 2200 South, Salt Lake City, Utah 84119.

              Name of                 Amount and Nature of     Percent
   Director or Executive Officer      Beneficial Ownership     of Class(1)
--------------------------------     ---------------------     ---------
Dr. Gerhard W. Sennewald                        7,176,946(2)     44.14%

Paul F. Turner                                  1,990,339(3)     12.17%

Dr. S. Lewis Meyer                                 26,000(4)       *

Dr. J. Gordon Short                                23,000(5)       *

Dixie Toolson Sells                               567,519(6)     3.49%

Ray Lauritzen                                      58,216(7)       *

Dr. Michael Nobel                                      -0-         *

      Holders of More than 5%
      -----------------------

John E. Langdon                                 1,350,010(8)     8.36%

Directors and officers as a group               9,842,020(9)     59.22%
(7 persons)

* Less than 1%

1        Based on 16,176,980 outstanding shares of Common Stock.

2 Includes 83,065 shares of Common Stock for which Dr. Sennewald has options and 500,000 for which he has shared voting rights with his spouse.

3 Includes 175,421 shares of Common Stock for which Mr. Turner has options. Excludes an option to acquire 1% of the issued and outstanding common stock of TherMatrx, Inc., a partially owned subsidiary of the Company.

4        Includes 21,000 shares of Common Stock for which Dr. Meyer has options.

5        Includes 21,000 shares of Common Stock for which Dr. Short has options.

6 Includes 85,027 shares of Common Stock for which Ms. Sells has options and 21,000 for which she has shared voting rights with her spouse.
         Excludes an option to acquire 2.25% of the issued and outstanding common stock of TherMatrx, Inc., a partially owned subsidiary of the Company.

7 Includes 56,216 shares of Common Stock for which Mr. Lauritzen has options.

8 Includes 946,485 shares of Common Stock held by various trusts for which Mr. Langdon (or his wife) serves as Trustee.

9        Includes  441,729 shares of Common Stock for which Dr.  Sennewald,  Mr.
         Turner, Dr. Meyer, Dr. Short, Ms. Sells and Mr. Lauritzen have options.

         Except as set forth above, the Company knows of no beneficial owner of five percent or more of the Company's Common Stock nor does it know of any arrangement which may at a subsequent date result in a change of control of the Company.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows compensation paid by the Company to its Acting President and chief executive officer Mr. Paul Turner for each of the fiscal years ended August 31, 1995, 1996 and 1997. None of the Company's other executive officers' total annual salary and bonus exceeded $100,000.



Name and Principal   Fiscal                                      Restricted           All Other
     Position          Year         Salary          Bonus        Stock Awards       Compensation
Paul F. Turner         1997        $115,0001         $-0-           $ -0-               $-0-
                       1996        $115,000          $-0-          $2,1202              $-0-
                       1995        $115,000          $-0-          $1,2402              $-0-

         1 On February 9, 1998, the Board of Directors approved a raise in the base compensation of Mr. Turner, granting him an annual salary of $140,000.

         2 During each of the fiscal years ended August 31, 1995 and 1996, the Company awarded Mr. Turner 1,000 shares of restricted Common Stock. At each of these times no consistently reliable stock quotations were available because there was no established market for the Company's Common Stock. However, the Company received a valuation of $1.24 per share on a controlling interest basis as of December 4, 1994 and $2.11 per share on a minority interest basis as of December 31, 1996, which values were used for the shares listed in this table. The Company believes these estimates may not be reliable indicators of actual realizable value of these shares because the market quotations that were available at the specified times were for less than $1.00 per share.

Employment Contracts

         The Company has an employment agreement with Mr. Turner dated November 2, 1988. The agreement provided for specified salary increases through 1992. The agreement provides that after October 1, 1993, Mr. Turner's salary will be based on reasonable mutual agreements. The agreement provides that if Mr. Turner's employment is terminated (other than voluntarily by Mr. Turner), then he will receive severance pay for a one year period, which pay includes an extension of all of his rights, privileges and benefits as an employee (including medical insurance). The one year severance pay shall be equal to Mr. Turner's regular salary for the 12 month period immediately prior to the termination. The agreement also requires the Company to pay Mr. Turner for any accrued unused vacation at the time of termination. The Company is also obligated to pay Mr. Turner $1,000 (or the equivalent value in stock options) for each newly issued patent obtained by the Company as a result of Mr. Turner's efforts (Mr. Turner receives only $500 if multiple inventors are involved).

         Mr. Turner's agreement contains a non-competition covenant prohibiting him from competing with the Company for one year following termination. The Company may continue the non-competition period for up to four additional years by notifying Mr. Turner in writing and by continuing the severance payments for the additional years during which the non-competition period is extended.

            COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the
Company's  equity  securities,  to file  reports  of  ownership  and  changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and to furnish the Company with copies.

         Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 1997 all filing requirements under Section 16(a) were complied with.


                              STOCKHOLDER PROPOSALS

         In accordance with recently adopted rules of the Securities and Exchange Commission, a stockholder proposal to be considered for inclusion in the proxy material for the Company's 1999 Annual Meeting must be received by the Company no later than forty-five days before the 1999 Annual Meeting. Accordingly, the Company requests the stockholders submit any appropriate proposal to be received by the Company no later than November 30, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                  OTHER MATTERS

         The Board is not aware of any other business which may come before the Meeting. If any other matters should properly come before the Meeting, the persons named on the enclosed proxy card will vote all proxies in accordance with their best judgment on such matters.

                                                     BY ORDER OF THE BOARD


                                                     /s/Dixie Toolson Sells
                                                     ----------------------
                                                     Dixie Toolson Sells
                                                     Secretary

July 13, 1998

                                    PROXY FOR
                             BSD MEDICAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 21, 1998

         The undersigned hereby appoints Paul F. Turner and Dixie Toolson Sells, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of BSD Medical Corporation (the "Corporation") held of record by the undersigned on July 1, 1998, at the annual meeting of the stockholders to be held on August 21, 1998, or any adjournment thereof.

         1. Election of Directors. To elect the following nominees as Directors of the Corporation, until such time as each such member's successor shall have been elected and duly qualified: Paul F. Turner; Gerhard W. Sennewald, Ph.D.; S. Lewis Meyer, Ph.D.; J. Gordon Short, M.D.; and Michael Nobel, Ph.D. To withhold your vote from any of the nominees, please clearly cross-out such nominee's name from the preceding list.

          FOR                                          ABSTAIN

         2. Independent Accountant. To approve and appoint the accounting firm of Tanner + Co. as the Corporation's independent accountant.

          FOR                  AGAINST                 ABSTAIN

         3. Director Stock Plan. To approve and adopt the 1998 Director Stock Plan, as recommended by the Board of Directors.

          FOR                  AGAINST                 ABSTAIN

         4. Stock Incentive Plan. To approve and adopt the 1998 Stock Incentive Plan, as recommended by the Board of Directors.

          FOR                  AGAINST                 ABSTAIN
         5. General. To approve such other business as may properly come before the Annual Meeting or any adjournments thereof.

           FOR                  AGAINST                 ABSTAIN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be vote for all proposals and election set forth in this Proxy.

         By signing this proxy, you represent and warrant to the Corporation that you are entitled to vote the number of shares in the manner prescribed. The Corporation may rely upon this representation and you agree to provide the Corporation, upon request, with evidence that you are authorized to vote the shares as represented.

         Please sign your name exactly as it appears on the Corporation's records, and indicate the number and class of shares of capital stock you held of the Corporation as of July 1, 1998. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


         Dated:______________________, 1998


          _________________________________        _____________________________
         (Signature of Shareholder)               (Signature of Shareholder if
                                                   held jointly)

         ___________________________________
         Exact Name(s) of Shareholder(s),
         as set forth in the Corporation's records